FUND PARTICIPATION AGREEMENT

	THIS FUND PARTICIPATION AGREEMENT (the "Agreement") is made as of April 1, 2011 by and among Symetra Life Insurance Company ("Symetra"), Columbia Management Investment Advisers, LLC (successor to Columbia Management Advisors,
LLC) ("Columbia"), Columbia Management Investment Distributors (successor to Columbia Management Distributors, Inc. ("CMID") and RiverSource Variable Series Trust, a Massachusetts business trust ("RSVST").

                        W I T N E S S E T H   T H A T:

	WHEREAS, Symetra, Columbia, CMID and Columbia Funds Variable Insurance Trust ("CFVIT") are parties to that certain Participation Agreement, dated September 30, 2009 (the "Legacy Participation Agreement") relating to shares of the portfolios listed on Exhibit A attached hereto (each, an "Acquired Fund");

	WHEREAS, the shareholders of each Acquired Fund have voted to approve a proposal to merge the Acquired Fund with and into a portfolio of RSVST (each, an "Acquiring Fund") as listed on Exhibit A (each, a "Reorganization");

	WHEREAS, Symetra, Columbia, CMID and RSVST desire to enter into a participation agreement on terms identical to those in the Legacy Participation Agreement, other than the substitution of RSVST for CFVIT, solely with respect to the Acquiring Fund;

	NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The parties agree to enter into a new participation agreement solely with respect to the Acquiring Fund on terms identical to those in the Legacy Participation Agreement, a copy of which is attached hereto as Exhibit B, other than the substitution of RSVST for CFVIT.

2.	This Agreement shall be effective with respect to each Acquiring Fund as of the date the Reorganization occurs.

3.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



SYMETRA LIFE INSURANCE COMPANY

By:   /s/Linda C. Mahaffey
Name:  Linda C. Mahaffey
Title:  Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:  /s/ Beth Brown
Name:  Beth Brown
Title:  SVP, Head of Intermediary Dist


COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:  /s/ Beth Brown
Name:  Beth Brown
Title:  SVP, Head of Intermediary Dist


RIVERSOURCE VARIABLE SERIES TRUST

By: /s/ J. Kevin Connaughton
Name:  J. Kevin Connaughton
Title:  President

                                  EXHIBIT A





	Acquired Fund		Acquiring Fund		Anticipated
							Merger Date
	------------------------------------------------------------

	Columbia Mid-Cap 	RiverSource Variable 	April 29,2011
	Value Fund, Variable 	Portfolio - Mid-Cap
	Series, a series of 	Value Fund, a series
	Columbia Funds 		of RiverSource Variable
	Variable Insurance 	Series Trust*
	Trust

*It is anticipated that RiverSource Variable Series Trust will be renamed Columbia Funds Variable Series Trust II on April 25, 2011 and RiverSource Variable Portfolio - Mid-Cap Value Fund will be renamed Columbia Variable Portfolio - Mid Cap Value Opportunity Fund on May 2, 2011.

                                 EXHIBIT B

Legacy Participation Agreement

                        FUND PARTICIPATION AGREEMENT

                       Symetra Life Insurance Company
                   Columbia Funds Variable Insurance Trust
                     Columbia Management Advisors, LLC
                                    and
                   Columbia Management Distributors, Inc.

                            September 30, 2009

                             TABLE OF CONTENTS

Article I.  Sale of Fund Shares	2
Article II.  Representations and Warranties	4
Article III.  Prospectuses and Proxy Statements; Voting	8
Article IV.  Sales Material and Information	9
Article V.  Fees and Expenses	10
Article VI.  Diversification and Qualification	10
Article VII.  Potential Conflicts and Compliance With Mixed and Shared Funding
Exemptive Order	11
Article VIII.  Indemnification	13
Article IX.  Applicable Law	17
Article X.  Termination	17
Article XI.  Notices	18
Article XII.  Miscellaneous	19
SCHEDULE A	22
SCHEDULE B	23
SCHEDULE C	24

PARTICIPATION AGREEMENT
Among

Symetra Life Insurance Company
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
COLUMBIA MANAGEMENT ADVISORS, LLC
and
COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

	THIS PARTICIPATION AGREEMENT, made and entered into as of this ___ day of September, 2009, by and among Symetra Life Insurance Company (the "Company"), a Washington life insurance company, on its own behalf and on behalf of its separate accounts (the "Accounts"); COLUMBIA FUNDS VARIABLE INSURANCE TRUST, an open-end management investment company organized under the laws of the Commonwealth of Massachusetts (the "Fund"); COLUMBIA MANAGEMENT ADVISORS, LLC (the "Adviser"), a Delaware limited liability company; and COLUMBIA MANAGEMENT DISTRIBUTORS, INC. (the "Distributor"), a Massachusetts corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, many of which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is able to rely on an order from the Securities and Exchange Commission (hereinafter the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, the Company has issued and plans to continue to issue certain variable life insurance policies and/or variable annuity contracts supported wholly or partially by the Accounts (the "Contracts"), and the Contracts are listed on Schedule A attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Washington, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed on Schedule B attached hereto and incorporated herein by reference, as such schedule may be amended from time to time by mutual written agreement of the parties (the "Portfolios"), on behalf of the Accounts to fund the Contracts, and the Distributor is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Distributor and the Adviser agree as follows:

Sale of Fund Shares
-------------------
The Distributor agrees to sell to the Company those shares of the Portfolios which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, subject to the terms and conditions set forth in the Fund's then-current prospectus. For purposes of this Section 1.1, the Company or its appointed agent shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any purchase by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in
advance solely in the discretion of the Fund or its designee.   Any such
notice received between 9:00 a.m. and 10:00 a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the SEC.

The Fund agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders received by the Company shall be subject to the terms of the then current prospectus of the Fund, including the Fund's excessive trading policies; provided, however, that the Company may, instead of imposing the restrictions of the Fund's excessive trading policies, impose those provisions of the Company's excessive trading policy that are as restrictive or more restrictive than those of the Fund's excessive trading policy. The Company shall use its best efforts, and shall reasonably cooperate with, the Fund to enforce stated prospectus policies regarding transactions in Portfolio shares
(subject to the proviso of the immediately preceding sentence). The Company represents and warrants to the Fund, the Adviser and the Distributor that the Company's personnel have sufficient expertise and experience to implement this
Agreement in accordance with its terms.   The Company acknowledges that orders
received by it in violation of the Fund's stated policies may be subsequently revoked or cancelled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract owner as a result of such cancellation. In addition, the Company acknowledges that the Fund has the right to refuse any purchase order for any reason, particularly if the Fund determines in good faith that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading, or other factors consistent with the prospectus policies regarding transactions in Portfolio shares.

The Fund will not sell shares of the Portfolios to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1, 2.2 (except with respect to designation of applicable law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company or its appointed agent shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption sufficiently in advance of 10:00 a.m. Eastern time on the next following Business Day to effect any redemption by 10:00 a.m. Eastern time on that Business Day. The parties agree that receipt by the Fund of notice of such order prior to 9:00 a.m. Eastern time will be deemed to be sufficiently in advance for purposes of the preceding sentence; receipt of such notice between 9:00 a.m. and 10:00 a.m. Eastern time will be deemed to be sufficiently in advance solely in the discretion of the
Fund or its designee.     Any such notice received between 9:00 a.m. and 10:00
a.m. Eastern time that the Fund or its designee deems not to have been received sufficiently in advance will become a notice for execution at the net asset value next computed on such next Business Day.

The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.In the event of net purchases, the Company shall pay for Fund shares by 3:00 p.m.
Eastern time on the next Business Day after an order to purchase Fund shares is received in accordance with the provisions of Section 1.1 hereof.
Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 2:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

Each party has the right to rely on information or confirmations provided by the other party (or by an affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from the Fund will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account.

The Fund shall furnish same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company of any income, dividends or capital gain distributions payable on a Portfolio's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the Fund's policies and procedures, which comply in all material respects with applicable law. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. Only the following pricing errors shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement: pricing errors that result in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share.

The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to the Fund's investments; provided, however, that the Fund reserves the right not to implement restrictions or take other actions required by state insurance law if the Fund or the Adviser determines that the implementation of the restriction or other action is not in the best interest of Fund shareholders.

Representations and Warranties
------------------------------
2.1.	The Company represents and warrants that:  (a) Contracts or interests in the Accounts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements (in the event the Company or the Account relies upon an exemption from such registration requirements, the Company undertakes to promptly so notify the Fund); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

2.2.	The Company represents and warrants that:  (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Washington law; and (c) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

2.3.	The Fund represents and warrants that:  (a) the Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act; (b) the Fund shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable state and federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (c) the Fund is and shall remain registered under the 1940 Act; and (d) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.4.	The Fund represents and warrants that it has adopted a plan pursuant to Rule 12b 1 under the 1940 Act. The parties acknowledge that the Fund reserves the right to modify its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

2.5.	The Fund represents and warrants that it shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

2.6.	The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.7.	The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.8.	The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.9.	The Distributor represents and warrants that it is and shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and is a member in good standing with FINRA, and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

2.10.	The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.	The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expense by implementing them in conjunction with regular annual updates of the prospectus for the Contracts where reasonably practicable.

2.12.	The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the "Code"), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.13.	The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations, and requirements. In addition, the Company represents and warrants that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury.

2.14.	The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, Regulation S-P.

2.15.	The Company represents and warrants that it has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") reasonably designed to ensure that any and all orders relating to the purchase, sale or exchange of Fund shares communicated to the Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day, have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. The Company represents and warrants that it has adopted and implemented controls reasonably designed to ensure that all orders received by the Company after the close of the New York Stock Exchange on a particular Business Day will not be aggregated with orders received by the Company before the close of the New York Stock Exchange on such Business Day. "Valuation Time" shall mean the time as of which the Fund calculates net asset value for the shares of the Portfolios on the relevant Business Day.

2.16.	Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract owners but not rescinded by the Valuation Time. The Company agrees to provide the Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Fund in writing of any material change to the Late Trading Procedures.

2.17  (a)	The Company agrees to cooperate with all requests by the Fund with respect to discouraging, monitoring and terminating patterns of trading that the Fund deems disruptive, including providing as requested the Taxpayer Identification Number ("TIN"), if known, of any and all Contract owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known) and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer or exchange of the Portfolios' shares held through an Account maintained by the Company.

	(i)	The Fund may request such transaction information older than three (3) months from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. If the Company provides the Fund a daily feed, unless otherwise directed by the Fund, the Company agrees to provide the information specified in this Section 2.17(a) for each trading day.

	(ii)	The Company agrees to transmit the transaction information
that is on its books and records to the Fund or its designee promptly, but in any event not later than five (5) business days, upon the conclusion of the period covered by the information. If the transaction information is not on the Company's books and records, the Company agrees to use reasonable efforts to: (A) promptly obtain and transmit the requested information; (B) obtain assurances from the Contract owner that the requested information will be provided to the Fund promptly; or (C) if directed by the Fund, restrict or prohibit further purchases of the Fund's shares from such Contract owner. In such instance, the Company agrees to inform the Fund whether it plans to perform (A), (B), or (C). Responses required by this sub-Section must be communicated in writing and in a format mutually agreed upon by the parties.

	(iii)	The Fund agrees not to use the information received pursuant to this Section 2.17(a) for marketing or any other similar purpose without the Company's prior written consent.

(b)	The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of the Portfolios' shares by a Contract owner that has been identified by a Fund as having engaged in transactions of such Portfolios' shares (directly or indirectly through your account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund.

	(i)	Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Contract owner or other agreed upon information to which the instruction relates.

	(ii)	The Company agrees to execute instructions as soon as
reasonably practicable, but not later than five (5) business days after receipt by the Company of the instructions.

	(iii)	The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c)	For purposes of this Section 2.17:

	(i)	The term "Fund" includes the Adviser and Columbia Management
Services, Inc., the Fund's Transfer Agent, but does not include any "excepted funds" as defined in Rule 22c-2(b) under the 1940 Act.

	(ii)	The term "Contract owner" means holder of interests in a
variable annuity or variable life insurance Contract issued by the Company.

	(iii)	The term "written" includes electronic writings and facsimile transmissions.

2.18	The Company agrees to cooperate fully with the Fund to assure the Fund that the Company has implemented effective compliance policies and procedures administered by qualified personnel as required by and in accordance with any and all applicable laws, rules and regulations.

2.19	Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

Prospectuses and Proxy Statements; Voting
-----------------------------------------
3.1.	At least annually, the Adviser or Distributor shall provide the
Company with as many copies of the Fund's current prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the prospectus for the Fund printed together in one document.

3.2.	If applicable state or federal laws or regulations require that the
Statement of Additional Information ("SAI") for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Adviser shall provide the Company with copies of the Fund's SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners. The Adviser, Distributor and/or the Fund shall also provide an SAI to any Contract owner or prospective owner who requests such SAI from the Fund.

3.3.	The Fund, Distributor and/or Adviser shall provide the Company with copies of the Fund's proxy materials, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract owners.

3.4.	It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the prospectus or SAI for the Fund. It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Portfolios provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

3.5.	If and to the extent required by law the Company shall:
solicit voting instructions from Contract owners;
vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract owners;

vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by the insurance company. The Company reserves the right to vote Fund shares in its own right, to the extent permitted by law.

3.6.	The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the Fund and agreed to by the Company and the Fund. The Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

3.7.	The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

Sales Material and Information
------------------------------
4.1.	The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Company develops or proposes to use and in which the Fund
(or Portfolio thereof), the Adviser or the Distributor is named in connection with the Contracts, at least ten (10) business days prior to its use. No such material shall be used if the Fund objects to such use within five (5) business days after receipt of such material.

4.2.	The Company shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

4.3.	The Fund, the Adviser or the Distributor shall furnish, or shall cause to be furnished, to the Company, a copy of each piece of sales literature or other promotional material in which the Company and/or its Accounts are named at least ten (10) business days prior to its use. No such material shall be used if the Company objects to such use within five (5) business days after receipt of such material.

4.4.	The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.	For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

4.6.	At the request of any party to this Agreement, each other party will make available to the other party and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

Fees and Expenses
-----------------
5.1.	The Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Fund, the Distributor or Adviser under this Agreement; provided, however, (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company's investment in the Fund, including services agreements. Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of the Portfolio and the Accounts.

Diversification and Qualification
----------------------------------
6.1.	The Fund, Distributor and Adviser represent and warrant that the Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation [section sign]1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor or the Adviser shall, upon request, provide to the Company a quarterly written diversification report, which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement. The Fund, the Distributor or the Adviser shall promptly notify the Company if the Fund, the Distributor or the Adviser becomes aware of a falure of the Fund or a Portfolio to comply with the
Section 817(h) diversification requirement.

6.2.	The Fund, the Distributor and the Adviser agree that shares of the
Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans. No shares of any Portfolio of the Fund will be sold to the general public. However, it is understood by the Company that the Fund may sell shares of any Portfolio to any person eligible to invest in that Portfolio in accordance with applicable provisions of Section 817(h) under the Code and the regulations thereunder, and that if such provisions are not applicable, then the Fund may sell shares of any Portfolio to any person, including members of the general public.

6.3.	The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

6.4.	The Company agrees that if the Internal Revenue Service ("IRS")
asserts in writing in connection with any governmental audit or review of the Company (or, to the Company's knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of
Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by the Company in complying with this clause (f).

Potential Conflicts and Compliance With Mixed and Shared Funding Exemptive Order
--------------------------------------------------------------------------------
7.1.	The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners.
The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.	The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3.	If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any subadviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. The Company's responsibility to take remedial action shall be carried out by the Company with a view only to the interests of Contract owners.

7.4.	If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund's then-current prospectus.

7.5.	If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six-month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund, subject to the terms of the Fund's then-current prospectus.

7.6.	For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six
(6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

7.7.	If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or
Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

Indemnification
---------------
8.1.	Indemnification by the Company
The Company agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers, employees, agents and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, including without limitation Section 2.12 and Section 6.4 hereof,as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

The Indemnified Parties will promptly notify the Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or prospectus, (ii) any request by the SEC for any amendment to such registration statement or prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by the Company. The Fund and Adviser will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

8.2.	Indemnification by the Adviser
--------------------------------------
		(a)	The Adviser agrees to indemnify and hold harmless the
Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Portfolios or the Contracts and:
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or the Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Portfolios; or arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolios; or arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser, the Distributor or the Fund; or arise as a result of any failure by the Fund, the Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund, including without limitation Section 6.4 hereof; or arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;
as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

		(b)	The Adviser shall not be liable under this
indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

		(c)	The Adviser shall not be liable under this
indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

		(d)	The Company and its broker-dealer underwriter
subsidiary agree promptly to notify the Fund, the Distributor or the Adviser of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account relating to the Contracts, (ii) any request by the SEC for any amendment to the registration statement or Account prospectus that may affect the offering of shares of the Fund, (iii) the initiation of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. The Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

Applicable Law
--------------
9.1.	This Agreement shall be construed and the provisions hereof
interpreted under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

9.2.	This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

Termination
-----------
10.1.	This Agreement shall terminate:
at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days advance written notice delivered to the other parties; or at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or at the option of the Company in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or At the option of the Company by written notice to the Fund, the Adviser and the Distributor, in the event that any Portfolio (i) ceases to qualify, or the Company reasonably believes such Portfolio may fail to so qualify, as a Regulated Investment Company under Subchapter M or (ii) fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof; or at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or at any time upon written agreement of all parties to this Agreement.

10.2.	Notice Requirement
--------------------------
No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,
		(a)	in the event any termination is based upon the
provisions of Article VII, or the provisions of Section 10.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

		(b)	in the event any termination is based upon the
provisions of Section 10.1(d), 10.1(e) or 10.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

		(c)	in the event any termination is based upon the
provisions of Section 10.1(b), 10.1(c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

10.3.	Effect of Termination
-----------------------------
Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.4.	Surviving Provisions
----------------------------
Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

Notices
-------
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Symetra Life Insurance Company
777 108th Ave. NE, Suite 1200
Legal SC 11
Bellevue, WA 98004
Attention:  Secretary

If to the Fund:

Columbia Funds Variable Insurance Trust
One Financial Center
Boston, MA 02111
Attention:  Secretary

If to the Adviser:

Columbia Management Advisors, LLC
100 Federal Street
Boston, MA 02110
Attention:  Secretary

If to the Distributor:

Columbia Management Distributors, Inc.
One Financial Center
Boston, MA 02111
Attention:  Secretary

Miscellaneous
-------------
12.1.	Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

12.2.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3.	This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4.	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.5.	Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.6.	Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

12.7.	The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.	This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9.	The Company agrees that the obligations assumed by the Fund,
Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

12.10.	The Fund, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

12.11.	No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.


[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

	IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Symetra Life Insurance Company
By its authorized officer,

By:	/s/ Linda Mahaffey
	------------------
	Title:	Vice President


COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By its authorized officer,

By:	illegible
	----------
	Title:  Vice President


COLUMBIA MANAGEMENT ADVISORS, LLC

By its authorized officer,

By:	/s/ Beth Brown
	--------------
	Title:  Managing Director


COLUMBIA MANAGEMENT DISTRIBUTORS INC.

By its authorized officer,

By:	/s/ Beth Brown
	--------------
	Title:  Managing Director

SCHEDULE A

CONTRACTS
---------

Retirement Passport Group Variable Annuity

                                SCHEDULE B

                          DESIGNATED PORTFOLIO(S)
			  -----------------------


1.	Columbia Small Cap Value Fund, Variable Series (Class B shares)

2.	Columbia Mid Cap Value Fund, Variable Series (Class B shares)

3.	Columbia Small Company Growth Fund, Variable Series (Class B shares)

                               SCHEDULE C

                                EXPENSES
                                --------

The Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.



Item		Function	Party Responsible 	Party Responsible
				 for Coordination	   for Expense
-------------------------------------------------------------------------------
Mutual Fund 	Electronic copy 	Company		Current - Fund
Prospectus	of combined 				Prospective - Company
		prospectuses
		made available
-------------------------------------------------------------------------------
		Distribution 		Company		Fund
		(including postage)
		to Current Clients
-------------------------------------------------------------------------------
		Distribution 		Company		Company
		(including postage)
		to Prospective
		Clients
-------------------------------------------------------------------------------
Product 	Printing and   		Company		Company
Prospectus	Distribution for
		Current and
		Prospective Clients
-------------------------------------------------------------------------------
Mutual Fund  	Electronic copy, if  	Fund, 		Fund, Distributor
Prospectus 	Required by Fund,	Distributor 	or Adviser
& Distribution	Distributor or Adviser 	or Adviser
-------------------------------------------------------------------------------
		If Required by		Company (Fund	Company
		Company			Distributor or
					Adviser to provide
					Company with
					document in PDF
					format)
-------------------------------------------------------------------------------
Product 	If Required by		Company		Fund, Distributor
Prospectus &	Fund, Distributor			or Adviser
Distribution	or Adviser
-------------------------------------------------------------------------------
		If Required by		Company		Company
		Company
-------------------------------------------------------------------------------
Mutual Fund	Printing		Fund,		Fund,
SAI					Distributor or	Distributor or
					Adviser		Adviser
-------------------------------------------------------------------------------
		Distribution		Party		Party
		(including postage)	who receives	who receives
					the request	the request
-------------------------------------------------------------------------------
Product SAI	Printing		Company		Company
-------------------------------------------------------------------------------
		Distribution		Company		Company
-------------------------------------------------------------------------------
Proxy Material 	Electronic copy		Fund,  		Fund,
for Mutual Fund	of proxy if required 	Distributor or	Distributor or
		by Law			Adviser	  	Adviser
-------------------------------------------------------------------------------
		Distribution  		Company		Fund, Distributor
		(including labor)  			or Adviser
		if proxy required
		by Law
-------------------------------------------------------------------------------
		Printing &  		Company		Company
		distribution if
		required by Company
-------------------------------------------------------------------------------
Mutual Fund 	Electronic copy made	Fund,		Fund,
Annual & Semi-	available		Distributor or	Distributor or
Annual Report	 	  		Adviser 	Adviser
-------------------------------------------------------------------------------
		Distribution		Company		Fund,
							Distributor or
							Adviser
-------------------------------------------------------------------------------
Operations of 	Federal registration	Company		Company
the Accounts	of units of
		separate account
		(24f-2 fees)
-------------------------------------------------------------------------------